Exhibit 5.1

February 13, 2017

Medley LLC

280 Park Avenue, 6th Floor East

New York, New York 10017

Re:  Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Medley LLC, a Delaware limited liability company (the “Company”), in connection with the Company’s registration statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2017 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of up to $28,750,000 in principal amount of senior notes generally in the form of note included as a part of Exhibit 4.5 to the Registration Statement, with appropriate insertions (the “Notes”). The Notes will be issued under the base indenture dated as of August 9, 2016 between Medley LLC and U.S. Bank National Association, as trustee, included as Exhibit 4.1 to the Registration Statement (the “Base Indenture”) and a supplemental indenture generally in the form included as Exhibit 4.5 to the Registration Statement (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with: (i) the Certificate of Formation of the Company; (ii) the Fourth Amended and Restated Limited Liability Company Agreement of the Company; (iii) the Base Indenture (iv) the form of Supplemental Indenture filed as Exhibit 4.5 to the Registration Statement; (v) a Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date; and (vi) the resolutions of the board of directors (the “Board”) of Medley Management Inc., as manager of the Company, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization, execution and delivery of the Indenture and (c) the authorization, issuance, offer and sale of the Notes pursuant to the terms of the Indenture and in the manner described in the Registration Statement, certified as of the date of this opinion letter by an officer of the Company (collectively, the “Resolutions”). We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

For purposes of our opinions in this opinion letter, we have assumed that: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Supplemental Indenture to be entered into relating to the Notes has been duly authorized, executed and delivered by the Trustee in accordance with the terms of the Indenture and Supplemental Indenture and will be a valid and legally binding obligation of the parties thereto (other than the Company); (iii) the final terms and conditions of the Notes to be so issued, offered and sold, including those relating to price and amount of Notes to be issued, offered and sold, are as described in the Registration Statement, the prospectus, and the related prospectus supplement(s); and (iv) the Notes have been (a) duly authenticated by the Trustee in accordance with the Indenture and Supplemental Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof. In addition, we have assumed that a pricing committee or other party authorized by the Board of the Company's manager has taken the action necessary to set the final terms and conditions of the Notes to be so issued, offered and sold, including those relating to price and amount of Notes to be issued, offered and sold, and such final terms and conditions shall be set forth in the Supplemental Indenture to be entered into and the Notes to be issued at the closing of the offering.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Notes will be validly issued by the Company and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the Limited Liability Company Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP